                              THE BANK OF NEW YORK,
                                as Auction Agent

                             -----------------------

                             BROKER-DEALER AGREEMENT

                            dated as of June 14, 2004

                                   Relating to

             Series Th Auction Preferred Shares ("Preferred Shares")

                                       of

                      RMR HOSPITALITY AND REAL ESTATE FUND

                           ---------------------------



                             RBC DAIN RAUSCHER INC.

                             BROKER-DEALER AGREEMENT

     This Broker-Dealer Agreement dated as of June 14, 2004, is between The Bank of New York, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of RMR Hospitality and Real Estate Fund (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of June 8, 2004, between the Fund and the Auction Agent (the "Auction Agency Agreement")), and RBC Dain Rauscher Inc. (together with its successors and assigns, "BD").

     The Fund proposes to issue auction preferred shares, par value $0.0001 per share, designated Series Th Auction Preferred Shares liquidation preference $25,000 per share ("Preferred Shares"), pursuant to the Bylaws (as defined below).

     The Bylaws provide that for each Subsequent Rate Period of Preferred Shares then outstanding, the Applicable Rate for Preferred Shares for each Subsequent Rate Period shall be equal to the rate per annum that results from an Auction for Outstanding Preferred Shares on the respective Auction Date therefor next preceding such Subsequent Rate Period. The Board of Trustees of the Fund has adopted a resolution appointing The Bank of New York as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1  Terms Defined by Reference to the Bylaws.

     Capitalized terms not defined herein shall have the respective meanings specified in the Bylaws.

     1.2  Terms Defined Herein.

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

          (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of Article X of the Bylaws.

          (c) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Assistant Treasurer of the Dealing and Trading Group of the Corporate Trust Department of the Auction Agent and every other officer or employee of the

Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

          (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a written communication to the Auction Agent.

          (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

          (f) "Bylaws" shall mean the Amended and Restated Bylaws of the Fund specifying the powers, preferences and rights of the Preferred Shares.

     1.3  Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

II.  NOTIFICATION OF DISTRIBUTION.

     The provisions contained in Section 4 of Part I of Article X of the Bylaws concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent shall not be liable for its actions or inaction in accordance with the terms of this Agreement, provided it shall have also complied with the standards of conduct in the Auction Agency Agreement.

III. THE AUCTION.

     3.1  Purpose; Incorporation by Reference of Auction Procedures.

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the

Preferred Shares, for each Distribution Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein. In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the Auction Agent shall not be liable for its actions or inaction in accordance with the terms of this Agreement, provided it shall have also complied with the standards of conduct in the Auction Agency Agreement.

          (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in "Definitions" in Article X of the Bylaws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions, subject to that certain letter agreement dated June 14, 2004, between the Fund and BD, the form of which is attached hereto as Exhibit D.

          (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. At the request of the Fund, the Auction Agent will seek written certification from the Broker-Dealer that none of its orders are for its own account, other than Hold Orders or Sell Orders and will provide to the Fund such written certifications as it receives. The Auction Agent shall have no other responsibility for and shall have no liability with respect to the enforcement of this Section 3.1(d).

     3.2  Preparation for Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date for the Preferred Shares, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Maximum Rate, and the Reference Rate used to determine the Maximum Rate, in effect on such Auction Date.

          (b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein or in the Auction Agency Agreement; PROVIDED, HOWEVER, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall use commercially reasonable efforts to prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; PROVIDED, HOWEVER, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives that occur after they have left the employ of the Auction Agent.

     3.3  Auction Schedule; Method of Submission of Orders.

          (a) The Fund and the Auction Agent shall conduct Auctions for Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.



Time                                   Event
----                                   -----

By 9:30 A.M.                           Auction Agent shall advise the Fund and
                                       the Broker-Dealers of the Maximum Rate
                                       and the Reference Rate as set forth in
                                       Section 3.2(a) hereof.

9:30 A.M. - 1:00 P.M.                  Auction Agent shall assemble information
                                       communicated to it by Broker-Dealers as
                                       provided in Section 3(a) of Part II of
                                       Article X of the Bylaws. Submission
                                       Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.            Auction Agent shall make determinations
                                      pursuant to Section 3(a) of Part II of
                                      Article X of the Bylaws.

By approximately 3:30 P.M.            Auction Agent shall advise the Fund of the
(and not later than the close         results of the Auction as provided in
of business)                          Section 3(b) of Part II of Article X of
                                      the Bylaws.

                                      Submitted Bid Orders and Submitted Sell
                                      Orders will be accepted and rejected in
                                      whole or in part and Preferred Shares will be allocated as provided in Section 4 of
                                      Part II of Article X of the Bylaws.

                                      Auction Agent shall give notice of the
                                      Auction results as set forth in Section
                                      3.4(a) hereof.

          (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of Article X of the Bylaws.

          (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

          (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     3.4  Notice of Auction Results.

          (a) On each Auction Date, the Auction Agent shall notify BD by telephone or other electronic means acceptable to the parties of the Auction results. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

          (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, of the Auction results and take such other action as is required of BD.

          If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole shares of Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b). Any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction shall not affect the results of the Auction.

     3.5  Service Charge to be Paid to BD.

     On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to the product of : (a) (i) in the case of any Auction Date immediately preceding a Distribution Period consisting of less than one year, 1/4 of 1% or (ii) in the case of any Auction Date immediately preceding a Distribution Period consisting of one year or more, a percentage agreed upon in writing by the Fund and the BD times (b) a fraction the numerator of which is the number of days in such Distribution Period beginning on such Business Day and the denominator of which is 360, times (c) $25,000, times (d) the sum of (i) the aggregate number of Preferred Shares placed by BD in the applicable Auction that were (A) the subject of a Submitted Bid of an Existing Holder submitted by BD and continued to be held as a result of such submission and (B) the subject of a Submitted Bid of a Potential Holder submitted by BD and were purchased as a result of such submission plus (ii) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with paragraph (d) of Section 2 of Part II of Article X of the Bylaws) submitted to the Auction Agent by BD plus (iii) the number of Preferred Shares deemed to be subject to Hold Orders by Existing Holders pursuant to paragraph (c) of Section 2 of Part II of Article X of the Bylaws that were acquired by BD for its own account or were acquired by BD for its customers who are Beneficial Owners.

     For purposes of subclause (d)(iii) of the foregoing sentence, if any Existing Holder or Beneficial Owner who acquired Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, PROVIDED, HOWEVER, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.  THE AUCTION AGENT.

     4.1  Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent for the Fund hereunder, owes no fiduciary duties to any Person by reason of this Agreement, and owes no duties, fiduciary or otherwise, to any other Person by reason of this Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

          (c) In the absence of willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(d) In no event shall the Auction Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     4.2  Rights of the Auction Agent.

          (a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting or refraining from acting upon any telephone communication authorized hereby that the Auction Agent reasonably believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or with both.

          (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Fund.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys (other than its officers and employees) and shall not be responsible for the negligence or misconduct of any such agent or attorney selected and appointed by it with due care.

          (e) The Auction Agent shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own and those of its Authorized Officers, employees, agents, and attorneys. The Auction Agent makes no representations as to and shall have no liability with respect to the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement, the Auction Agent Agreement, any offering material used in connection with the offer and sale of the Preferred Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof. The Auction Agent shall have no obligation or liability in respect of the registration or exemption therefrom of the Preferred Shares under federal or state securities laws in respect of the sufficiency or the conformity of any transfer of the Preferred Shares pursuant to the terms of the Auction Agency Agreement, this Agreement, or any other document contemplated thereby or related thereto.

          (f) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter may, in the absence of negligence or willful misconduct on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Fund or the Broker-Dealer, and delivered to the Auction Agent and such certificate, in the absence of gross negligence or willful misconduct on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof. Upon receipt of any such certificate signed by the Fund or a Broker-Dealer, the Auction Agent shall promptly provide a copy of said certificate to the Broker-Dealer or the Fund, respectively.

          (g) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document furnished by Fund or the Broker-Dealer and reasonably believed by it to be genuine, except to the extent that such failure to investigate would be deemed grossly negligent.

          (h) Any corporation into which the Auction Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party, or any corporation succeeding to the Dealing and Trading business of the Auction Agent shall be the successor of the Auction Agent hereunder, with the consent of the Fund but without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where any instrument of transfer or assignment may be required by law to effect such succession, anything herein to the contrary notwithstanding.

V.   MISCELLANEOUS.

     5.1  Termination.

     Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; PROVIDED, HOWEVER, that if the Broker-Dealer is RBC Dain Rauscher Inc., it may not terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably. The Auction Agent is without discretion to terminate this Agreement and will move to terminate it only pursuant to written direction from the Fund. This Agreement shall automatically terminate upon the redemption of all outstanding Preferred Shares or upon termination of the Auction Agent Agreement.

     5.2  Force Majeure.

     Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services (provided that the Auction Agent has not been grossly negligent with respect to selection, operation or maintenance of such utilities, computer (hardware or software) or communications service); accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     5.3 Participant in Securities Depository; Payment of Distributions in Same-Day Funds.


          (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

          (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all distribution payments on the Preferred Shares available in same-day funds on each Distribution Payment Date to customers that use BD (or its affiliate) as Agent Member.

     5.4  Agent Member.

     At the date hereof, BD is a participant of the Securities Depository.

     5.5  Communications.

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:



If to the Auction Agent,
addressed to:                    The Bank of New York
                                 Corporate Trust Administration
                                 101 Barclay Street
                                 New York, New York 10286
                                 Attention: Corporate Trust Dealing and Trading
                                 Group - Auction Desk
                                 Telephone No.: (212) 815-3550
                                 Facsimile No.: (212) 815-3440

If to the BD,
addressed to:                    RBC Dain Rauscher Inc.
                                 1 Liberty Plaza
                                 165 Broadway
                                 New York, NY  10006-1404
                                 Attn:  Craig Laraia
                                 Telephone No.: (212) 703-6233
                                 Facsimile No.: (212) 703-6383

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.6  Entire Agreement.

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

     5.7  Benefits.

     Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.8  Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.9  Successors and Assigns.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party and the Fund.

     5.10 Severability.

     If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.11 Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.12 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly in said state.

     5.13 Jurisdiction.

     The parties agree that all actions and proceedings arising out of this Broker-Dealer Agreement or any of the transactions contemplated hereby shall be brought in the County of New York, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such County. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                   THE BANK OF NEW YORK, As Auction Agent


                    By: /s/ JOSEPH PANEPINTO
                       ----------------------------------
                       Name:  Joseph Panepinto
                       Title: Vice President


                   RBC DAIN RAUSCHER INC.


                   By: /s/ CRAIG LARAIA
                      -----------------------------------
                      Name:   Craig Laraia
                      Title:  Managing Director

                                    EXHIBIT A

                              THE BANK OF NEW YORK
                                AUCTION BID FORM




Submit To:                               Issue:
---------                                -----

The Bank of New York                     RMR HOSPITALITY AND REAL ESTATE FUND
Corporate Trust Administration           Auction Preferred Shares, Series Th
101 Barclay Street                       ("Preferred Shares")
New York, New York  10286
Attention: Corporate Trust Dealing
and Trading Group - Auction Desk
Telephone No.: (212) 815-3550
Facsimile No.: (212) 815-3440

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
               --------------------------------------

                                BENEFICIAL OWNER

Preferred Shares now held                          HOLD
                         ---------------------         --------------
                                                   BID at rate of
                                                                 -------------
                                                   SELL
                                                       --------------

                           POTENTIAL BENEFICIAL OWNER

                              # of Series Th Preferred Shares ________________

                              BID at rate of ______________________ Notes:

     (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

     (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

     (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

     (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

     (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

     (6) An Order must be submitted in whole shares of Preferred Shares with an aggregate liquidation preference of $25,000.

     RBC DAIN RAUSCHER INC.


     --------------------------------------------------------


     Authorized Signature
                         ------------------------------------

                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

  Re:  RMR HOSPITALITY AND REAL ESTATE FUND
       Auction Preferred Shares ("Preferred Shares")

We are (check one):

       [  ]     the Existing Holder named below;

       [  ]     the Broker-Dealer for such Existing Holder; or

       [  ]     the Agent Member for such Existing Holder.

     We hereby notify you that such Beneficial Owner has transferred _________ Series Th Preferred Shares to ___________________________________





                                    ------------------------------------------
                                    (Name of Existing Holder)



                                    ------------------------------------------
                                    (Name of Broker-Dealer)



                                    ------------------------------------------
                                    (Name of Agent Member)



By:
   ---------------------------------------
   Printed Name:
   Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER


     We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _______ Series Th Preferred Shares of RMR HOSPITALITY AND REAL ESTATE FUND in the Auction held on ____________________ from the seller of such shares.

     We hereby notify you that (check one):

_____________ the Seller failed to deliver such shares to the Purchaser.

_____________ the Purchaser failed to make payment to the Seller upon delivery of such shares.


                          Name:
                               --------------------------------------------



                               RBC DAIN RAUSCHER INC.


                          By:
                             ----------------------------------------------
                             Printed Name:
                             Title:

                                    EXHIBIT D


                                  June __, 2004



RMR Hospitality and Real Estate Fund
400 Centre Street
Newton, Massachusetts 02458

Ladies and Gentlemen:

     Reference is made to the Auction Agency Agreement (the "Auction Agency Agreement") to be dated June __, 2004, between RMR Hospitality and Real Estate Fund (the "Company") and The Bank of New York, a New York banking corporation (the "Auction Agent"). RBC Dain Rauscher Inc. ("RBC") wishes to confirm its agreement with you that, for so long as RBC acts as broker-dealer in connection with the auction of the Company's Series Th Auction Preferred Shares, $0.0001 par value per share, with a liquidation preference of $25,000 per share, the Company shall not appoint, and shall not request or allow the Auction Agent to appoint, any additional broker-dealers, without the prior written consent of RBC, which consent shall be given in RBC's sole discretion. Nothing in this letter agreement shall be taken to limit the rights of the Company to terminate, or cause the Auction Agent to terminate, RBC as provided in Section 5.1 of the Broker-Dealer Agreement to be dated June __, 2004, between the Auction Agent and RBC.

     If the foregoing correctly sets forth your understanding with respect to the matters set forth above, kindly execute the acknowledgment below.


                                       Very truly yours,

                                       RBC Dain Rauscher Inc.


                                       -----------------------------
                                       By:     Craig Laraia
                                       Title:  Managing Director


Acknowledged and Agreed
as of this ____ day of June, 2004

RMR Hospitality and Real Estate Fund


---------------------------
By:     Thomas M. O'Brien
Title:  President

                                      D-1